NON-DISCLOSURE AND STANDSTILL AGREEMENT
This Agreement, dated as of June 26, 2017, is made by and among Tempur Sealy International, Inc., a Delaware corporation (the “Company”), Usman Nabi (the “Director”), and H Partners Management, LLC, a Delaware limited liability company (“H Partners”), and the other persons and entities listed on Schedule A hereto (together with H Partners, the “H Partners Group”, and each of H Partners and such other person or entity, an “H Partners Group Member”).
W I T N E S S E T H:
WHEREAS, the Director is a member of the Board of Directors of the Company (the “Board”) and is also an employee of H Partners;
WHEREAS, as of the date hereof the H Partners Group beneficially owns in the aggregate 8,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);
WHEREAS, the Director has requested that he be permitted to share from time to time certain information he receives as a member of the Board with other management personnel at H Partners, both in order to assist him in the performance of his duties as a director and to facilitate discussions between other H Partners’ employees and the Company about analysis of the Company’s financial statements and results of operations, communications with other stockholders and strategic and investment opportunities for the Company (referred to as “Permitted Purposes”); and
WHEREAS, the Company expects that it will benefit from this arrangement, but only subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
CONFIDENTIALITY
Section 1.1 Confidential Information.
(a)    “Confidential Information” means all information of or relating to the Company and its subsidiaries (referred to individually as a “Tempur Company” and collectively as the “Tempur Companies”) including, but not limited to, information regarding the Tempur Companies’ governance, board of directors, management, plans, strategies, business, finances and operations, including information relating to financial statements, financial analysis, plans, programs, customers, suppliers, joint ventures, plants, equipment and other assets, products, processes, manufacturing, marketing, research and development, know-how and technology, intellectual property and trade secrets, and information which any Tempur Company has obtained from third parties and with respect to which any Tempur Company is obligated to maintain confidentiality, and including all notes, analysis, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part.
(b)    The term “Confidential Information” shall not include information which (a) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of a disclosure by the Director, a Director Representative or an H Partners Representative in violation of this Agreement; (b) was, prior to disclosure by any Tempur Company, already in the possession of the Director, a Director Representative or an H Partners Representative, provided that the source of such information was, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Tempur Company; (c) becomes available to the Director, a Director Representative or an H Partners Representative on a non-

confidential basis from a source (other than a Tempur Company) that is, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Tempur Company, and is not, to such person’s knowledge after reasonable inquiry, under an obligation to any Tempur Company not to transmit the information to such person; or (d) was independently developed by the Director, a Director Representative or an H Partners Representative without reference to or use of the Confidential Information.
Section 1.2 Restrictions on Disclosure and Use. (a) Except as provided in this Agreement, the Director will not disclose any Confidential Information to third parties or use any Confidential Information other than in connection with serving as a director of the Company without in each instance securing the prior written consent of the Company.
(b)     Nothing contained in this Agreement shall prevent the Director from disclosing Confidential Information to officers, directors, accountants and counsel for the Company or any other Tempur Company. In addition, nothing in this Agreement shall prevent the Director from disclosing Confidential Information (x) to the Director’s legal counsel (“Director Representative”) for the purpose of advising the Director on his rights and duties as a director of the Company and (y) to H Partners and any other H Partners Group Member listed on Schedule A or any of their directors, officers and employees listed in Schedule A under “Other H Partners Representatives” (with the H Partners Group Members and all such directors, officers and employees referred to individually as an “H Partners Representative” and collectively as the “H Partners Representatives”) for one or more of the Permitted Purposes. Each H Partners Group Member agrees that it or he will not use Confidential Information except for Permitted Purposes, will not disclose Confidential Information to third parties and will not disclose Confidential Information to any other H Partners Representatives unless, if such H Partners Representative is not a party to this Agreement or has not otherwise already delivered a Representative Undertaking as described below, agrees in writing to comply with the provisions of this Agreement by executing a Representative Undertaking in the form attached hereto as Exhibit A, which shall be for the benefit of and enforceable by the Company provided, further, that prior to the disclosure of any Confidential Information to any H Partners Representative, the Director must first have received from such H Partners Representative a duly executed Representative Undertaking in the form attached hereto as Exhibit A and a copy of such Representative Undertaking much have been provided to the Company pursuant to the notice provisions in Section 4.4 of this Agreement; provided, further, that the Director shall be entitled to supplement Schedule A attached hereto upon the Company’s prior written consent (such consent not to be unreasonably withheld) to add any H Partners Representatives not now existing or retained, as applicable, so long as such persons or entities qualify as such under the terms of this Agreement and execute a duly executed Representative Undertaking in the form attached hereto as Exhibit A and submitted to the Company in accordance with the terms hereof. Any Director Representative shall only be provided Confidential Information by the Director if such Director Representative agrees in writing to comply with the provisions of this Agreement by executing and delivering a Representative Undertaking, which shall be for the benefit of and enforceable by the Company and shall be delivered to the Company prior to sharing any Confidential Information with that Director Representative.
(c) Notwithstanding paragraphs (a) and (b) above, in no event will the Director disclose to anyone (i) any Confidential Information that is marked “Privileged”, “Attorney Client Privileged” or with similar language indicating that the information may be the subject of one or more claims of privilege by the Tempur Companies, or (ii) any Confidential Information relating to H Partners or any H Partners Group Member (other than Mr. Nabi).
Section 1.3 Legally Compelled Disclosure. In the event that the Director, any Director Representative or any H Partners Representative is requested in any proceeding or governmental inquiry to disclose any Confidential Information, the Director will give the Company prompt notice, to the extent permissible, of such request so that the Company may seek an appropriate protective order or waive compliance with the applicable provisions of this Agreement. If in the absence of a protective order or waiver, the Director, any Director Representative or any H Partners Representative, based upon the advice of counsel, is legally required to disclose Confidential Information, or if the Company waives compliance with this Agreement, such person or entity may disclose without liability under this Agreement such portion of the Confidential Information which counsel advises that the Director, any Director Representative or any H Partners Representative is legally required to disclose, provided that the disclosing party uses reasonable efforts to seek confidential treatment for the information that is legally required to be disclosed. In such event the disclosing party will work in good faith with the Company to minimize the impact of such disclosure including giving the Company an opportunity where practicable to review the proposed disclosure in advance.

Section 1.4 Termination; Return or Destruction. Either the Director or the Company may, by written notice to the other, terminate the Director’s right pursuant to Section 1.2(b) to disclose Confidential Information to all Director Representatives and H Partners Representatives. The date specified in the notice is referred to below as the “Information Termination Date”. In such event and subject to H Partners’ internal documentation retention policies necessary to comply with applicable law, within 15 days after the Information Termination Date the Director and all H Partners Representatives and Director Representatives will return or destroy all copies of Confidential Information (in whatever form) in their possession and confirm in writing to the Company their compliance with this obligation. Notwithstanding the return or erasure or deletion of Confidential Information, all H Partners Group Members and all other H Partners Representatives and Director Representatives who received Confidential Information will continue to be bound by the obligations contained in this Agreement and any applicable Representative Undertaking.
Section 1.5 No Representations. The Director, each other member H Partners Group Member, any Director Representative and any H Partners Representative to whom the Director directly or indirectly transmits Confidential Information under this Agreement acknowledges that the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information furnished by it to the Director. The Company shall not have any liability to the Director, any other H Partners Group Member, any Director Representative or any H Partners Representative hereunder resulting from the use of the Confidential Information by the Director, any Director Representative or any H Partners Representative.
Section 1.6 Property of Company. All Confidential Informational shall remain the property of the Company. No H Partners Group Member, H Partners Representative or Director Representative, shall by virtue of any disclosure to and/or use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.
ARTICLE II
COVENANTS
Section 2.1 Restrictions on Trading. (a) The Director and each other H Partners Group Member is aware, and will advise any Director Representative or any other H Partners Representative who receives Confidential Information, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from a publicly-traded company and on the communication of such information to any other person who may purchase or sell such securities in reliance upon such information. The Director, all other H Partners Group Members, and any Director Representative and any H Partners Representative to whom the Director directly or indirectly transmits Confidential Information under this Agreement will comply with all applicable securities laws in connection with the purchase or sale, directly or indirectly, of securities of the Company for as long as the Director, any other member of the H Partners Group, any Director Representative or any H Partners Representative are in possession of material non-public information about the Company. Subject to paragraph (b) below, the Director, each other H Partners Group Member and the Company acknowledge that none of the provisions hereto shall in any way limit the activities of the H Partners Group Members in their respective ordinary course of businesses if such activities will not violate applicable securities laws or the obligations specifically agreed to under this Agreement, including, but not limited to, Section 2.2 of this Agreement.
(b)    The Director and each other H Partners Group Member acknowledges receipt of a copy of the Company’s Policy on Insider Trading and Confidentiality (the “Insider Trading Policy”). Notwithstanding anything in this Section 2.1 to the contrary, until the Director is no longer subject to the Insider Trading Policy, each H Partners Group Member and any Director Representative or H Partners Representative to whom the Director directly or indirectly transmits Confidential Information under this Agreement shall only transact in securities of the Company during “open windows” during which all directors and executive officers of the Company are permitted to transact in securities of the Company under the Company’s Insider Trading Policy, and subject to the preclearance procedures set forth in the Insider Trading Policy.

Section 2.2 Standstill.
(a)     Each H Partners Group Member agrees that, without the prior written consent of the entire Board specifically expressed in a written resolution, from the date of this Agreement until six months after the Information Termination Date (the “Standstill Period”), he or it will not, directly or indirectly:
(i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), through swap or hedging transactions or otherwise, economic or beneficial ownership of any additional securities of the Company or any rights decoupled from the underlying securities of the Company representing, including on an as-converted or as-exchanged basis, in the aggregate (amongst all of the H Partners Group Members and any of their Affiliates and Associates) in excess of twenty percent (20%) of the shares of Common Stock outstanding;
(ii) effect, seek to effect or in any way assist or facilitate any other person or entity or group in effecting or seeking to effect any: (w) tender offer or exchange offer to acquire securities of the Company; (x) acquisition of any interest in any material asset or business of any of the Tempur Companies; (y) merger, acquisition, share exchange or other business combination involving the Tempur Companies; or (z) recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Tempur Companies or any material portion of their businesses;
(iii) commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors, in each case, in order to, directly or indirectly, effect any of the actions expressly prohibited by this Agreement or cause the Company to amend or waive any of the provisions of this Agreement; provided, however, that for the avoidance of doubt, the foregoing shall not prevent any H Partners Group Member from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against an H Partners Group Member, or (C) exercising statutory dissenters, appraisal or similar rights under the Delaware General Corporation Law; provided, further, that the foregoing shall also not prevent the H Partners Group Members from responding to or complying with a validly issued legal process in connection with litigation that it did not initiate, invite, facilitate or encourage, except as otherwise permitted in this Section (2.2)(a)(iii);
(iv) disclose publicly any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;
(v) enter into any negotiations, agreements or understandings with any person or entity with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any person or entity to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;
(vi) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any party;
(vii) take any action challenging the validity or enforceability of any of the provisions of this Section 2.2 or publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document with the Securities and Exchange Commission or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to either (A) obtain any waiver or consent under, or any amendment of, any provision of this Agreement, or (B) take any action challenging the validity or enforceability of any provisions of this Section 2.2; or
(viii) otherwise take, or solicit, cause or encourage others to take, any action inconsistent with the foregoing.

Notwithstanding anything to the contrary, nothing in this Agreement shall prohibit or restrict any director of the Company, including the Director, as applicable, from exercising his or her rights or complying with his or her fiduciary duties as a director of the Company or from participating in board room discussions or private discussions with other members of the Board, including with respect to any matters referred to in this Section 2.2.
Section 2.3 Affiliates and Associates. Each H Partners Group Member agrees that it will cause its current and future controlled Affiliates and Associates to comply with all terms and provisions of this Agreement as if they were a party hereto and that it shall be responsible for any breach of this Agreement by any such Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1 Mutual Representations and Warranties. Each party hereto represents and warrants to all other parties hereto that (a) such party has the power and authority to execute this Agreement and any other documents or agreements to be executed in connection herewith, (b) this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, such party and is enforceable against such party in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution, delivery and performance of this Agreement by such party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such party or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both could constitute such breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such party is a party or by which it is bound.
Section 3.2 Additional Representations of the H Partners Group Members. In addition to the representations and warranties set forth in Section 3.1, each H Partners Group Member represents and warrants to the Company that, as of the date hereof, (a) the H Partners Group owns beneficially (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) an aggregate of 8,500,000 shares of Common Stock, (b) to the knowledge of such H Partners Group Member, no person other than an H Partners Group Member has any rights with respect to the Common Stock beneficially owned by the H Partners Group and (c) the Director qualifies as “independent” pursuant to the New York Stock Exchange listing standards.
ARTICLE IV
MISCELLANEOUS
Section 4.1 Specific Performance. Each H Partners Group Member acknowledges and agrees that irreparable injury to the Company would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the H Partners Group Members will not take action, directly or indirectly, in opposition to the Company seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 4.1 is not the exclusive remedy for any violation of this Agreement.
Section 4.2 Expenses. Each party shall bear their own costs and expenses in connection with the negotiation and preparation of this Agreement.

Section 4.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

Section 4.4 Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Tempur Sealy International, Inc.
1000 Tempur Way
Lexington, Kentucky 40511
Attention:        Joseph Kamer, Senior Vice President,
                        General Counsel and Secretary
Facsimile:     (859) 455-2807
With a copy to (which shall not constitute notice):
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Attention:        John R. Utzschneider
                        Keith E. Gottfried
Facsimile:     (617) 341-7701
If to any H Partners Group Member:
c/o H Partners Management, LLC
888 Seventh Avenue, 29th Floor
New York, NY 10019
Attention:     Lloyd Blumberg
Facsimile:     (212) 265-4206
With a copy to (which shall not constitute notice):
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention:     Andrew Freedman
Facsimile:     (212) 451-2222

Section 4.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including by means of electronic delivery or facsimile).

Section 4.8 Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter, and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein, except that this Agreement does not limit any other rights and obligations that the Director may have or be subject to in his capacity as a director of the Company under the Amended and Restated Certificate of Incorporation, Sixth Amended and Restated Bylaws, or other policies or documents of the Company applicable to directors. No modifications or waivers of this Agreement can be made except in writing signed by an authorized representative of each party hereto. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder without, in the case of an assignment by any H Partners Group Member, the prior written consent of the Company, and, in the case of an assignment by the Company, the prior written consent of H Partners on behalf of all H Partners Group Members. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
Section 4.9 Duration of Obligations. The obligations set forth in Article I of this Agreement shall remain in full force and effect with respect to the applicable Confidential Information for as long as such information continues to be deemed Confidential Information pursuant to the terms of this Agreement. The obligations in Sections 2.1 and 2.2 will terminate in accordance with their terms.
[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President and Chief Financial Officer

/s/ Usman Nabi
Usman Nabi

H PARTNERS MANAGEMENT, LLC

By:	/s/ Rehan Jaffer
Name:	Rehan Jaffer
Title:	Managing Member

H PARTNERS, LP

By:	/s/ Rehan Jaffer
Name:	H Partners Capital, LLC, its General Partner
Title:	Rehan Jaffer, as Managing Member

H PARTNERS CAPITAL, LLC

By:	/s/ Rehan Jaffer
Name:	Rehan Jaffer
Title:	Managing Member

P H PARTNERS LTD.

By:	/s/ Rehan Jaffer
Name:	H Partners Management, LLC, its
Investment Advisor
Title:	Rehan Jaffer, as Managing Member

H OFFSHORE FUND LTD.

By:	/s/ Rehan Jaffer
Name:	H Partners Management, LLC, its
Investment Manager
Title:	Rehan Jaffer, as Managing Member

/s/ Rehan Jaffer
Rehan Jaffer

Schedule A
H Partners Group Members

H Partners, LP

H Partners Capital, LLC

P H Partners Ltd.

H Offshore Fund Ltd.

Rehan Jaffer

Usman Nabi

Arik Ruchim

Other H Partners Representatives

Lloyd Blumberg

Heather Broome

Meghan Kim

Shahin Ahmed

Jared Dourdeville

William Cleary

Taylor Long

Alexandra Markowski

EXHIBIT A

REPRESENTATIVE UNDERTAKING

The undersigned (the “Recipient”) makes this undertaking (the “Undertaking”) to, and for the benefit of, Tempur Sealy International, Inc., a Delaware corporation (the “Company”), in consideration of certain confidential information of the Company being provided to the undersigned.

1.
The Recipient hereby certifies his understanding that confidential information (the “Confidential Information”) is being provided to him pursuant to the terms, conditions and restrictions of the Non-Disclosure and Standstill Agreement, dated as of June 26, 2017 (the “Confidentiality Agreement”), by and between the Company, Usman Nabi, H Partners Management, LLC, H Partners, LP, H Partners Capital, LLC, P H Partners Ltd., H Offshore Fund Ltd., and Rehan Jaffer and the Recipient has read the Confidentiality Agreement, understands the terms, conditions and restrictions of the Confidentiality Agreement and agrees to be fully bound by the Confidentiality Agreement and comply with all obligations in the Agreement applicable to an H Partners Group Member. Capitalized terms not otherwise defined in this Undertaking have the meaning ascribed to them in the Confidentiality Agreement.

2.
Recipient agrees that, upon receipt of the Confidential Information, if not already restricted, it shall automatically become restricted from taking any of the actions that an H Partners Group Member is restricted from taking with respect to the Company pursuant to the terms of the Confidentiality Agreement, including, but not limited to, Section 2 of the Confidentiality Agreement and Recipient hereby undertakes to comply with, and be subject to, the terms of the Confidentiality Agreement as though it was a signatory thereto.

3.
If the Recipient is required by law, regulation, regulatory authority, judicial or governmental order or in connection with any interrogatory, subpoena, civil investigatory demand or any similar process relating to any legal proceeding, investigation, hearing or otherwise to disclose in any manner any Confidential Information, the Recipient covenants to provide the Company with prompt notice (to the extent legally permissible) in advance of such disclosure so that the Company may seek a protective order or other appropriate remedy, waive compliance with this Paragraph 3 or both. In the event that no protective order or other remedy is obtained, or if the Company waives compliance with this Paragraph 3, the Recipient covenants to (a) furnish only such Confidential Information as the Recipient is advised is legally required, and (b) exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to any Confidential Information that is compelled to be disclosed.

4.
This Undertaking will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice of laws or conflict of laws principles or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

5.
The Recipient (a) consents to submit himself or itself to personal jurisdiction and venue in any action brought in any federal or state court of the State of Delaware (each, a “Delaware Court”) in connection with any matter arising to enforce any provision of this Undertaking or the Confidentiality Agreement, (b) agrees that he or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court, (c) agrees that he or it will not bring any action relating to this Undertaking or the Confidentiality Agreement in any court or venue other than a Delaware Court, (d) agrees that service of process for purposes of proceedings to enforce this Undertaking or the

Confidentiality Agreement is effective and proper if delivered by registered or certified mail, and (e) agrees that any breach of this Undertaking or the Confidentiality Agreement by him or it may be punishable by such relief as is deemed appropriate by any Delaware Court.

6.
If any action is initiated by the Company to enforce the provisions hereof and it is determined by a court of competent jurisdiction, located in the State of Delaware, that this Undertaking has been breached by the Recipient, the Company shall be entitled to reimbursement by the Recipient for all of the Company’s costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by it in connection with such breach and all consequences thereof.

7.
This Undertaking may be modified or waived only by a separate writing executed by Recipient and the Company that expressly modifies or waives this Undertaking. No failure or delay in exercising any right, power or privilege under this Undertaking will operate as a waiver of any such right, power or privilege, and no single or partial exercise of any right, power or privilege under this Undertaking will preclude any other or further exercise of any such right, power or privilege.

8.	Delivery of an executed signature page of this Undertaking by telecopy or other electronic imaging means will be as effective as delivery of a manually executed signature page of this Undertaking.

9.
This Undertaking and the Recipient’s obligations hereunder with respect to the confidentiality of information concerning or relating to the Company shall remain in full force and effect for as long as such information continues to be deemed Confidential Information pursuant to the terms of the Confidentiality Agreement.

The undersigned’s signature below indicates that the undersigned is authorized to execute this Undertaking and agrees to be completely bound by its terms and conditions.

Signature: _________________________________
Print name: ________________________________
Date: _____________________________________